EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated September 26, 2017, relating to the consolidated financial statements and financial statement schedule of eGain Corporation, which appears in the Annual Report on Form 10-K of eGain Corporation for the year ended June 30, 2017. We also consent to the reference of our firm under the heading “Experts” in such Registration Statement.

/s/ BPM LLP

San Jose, California

January 12, 2018